18f-3  Multiple  Class  Plan
As  Restated  September  2000
Page  13  of  13



                         CALVERT SOCIAL INVESTMENT FUND

                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                     Class A

As permitted by Rule 12b-1 under the Investment company Act of 1940 and in accordance with the terms and conditions of this Distribution Plan ("Plan"), as hereinafter set forth, Calvert Social Investment Fund ("Fund") may incur certain expenditures to promote the Fund and further the distribution of shares of Fund.

1. Payment of Distribution Expenses. (a) The Fund may incur expenditures for certain expenses associated with the distribution of its shares. Such distribution expenses include, but need not be limited to: the cost of printing and mailing prospectuses, sales literature and other relevant material to other than current shareholders of the Fund; advertising and public relations; and payments to sales personnel, broker-dealers and other third parties in return for distribution assistance. Payments for distribution expenses incurred by the Fund pursuant to this Plan may be made directly or indirectly; however, all agreements with any person relating to the implementation of this Plan shall be in writing, and such agreements shall be subject to termination, without penalty, pursuant to the provisions of paragraph 2(c) of this Plan.

     (b) Distribution expenses incurred by the Fund pursuant to this Plan may not exceed, on an annual basis, 0.35% of the Managed Growth, Equity and Bond Portfolios' average daily net assets and 0.25% of the Money Market and Technology Portfolios' average daily net assets.

     (c) Nothing in this Plan shall operate or be construed to limit the extent to which the Fund's investment Advisor or any other person, other than the Fund, at its expense apart from this Plan, may incur costs and pay expenses associated with the distribution of Fund shares.

     2. Effective Date and Term. (a) This Plan shall become effective upon approval by majority votes of (i) the Board of Trustees of the Fund and the Trustees who are not interested persons within the meaning of Section 2(a) (19) of the Investment Company Act of 1940 and have no direct or indirect financial o interest in the operation of the Plan or in any agreements related to the Plan (such trustees are hereinafter referred to as "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on this Plan, and (ii) the outstanding voting securities of the Fund.

     b) This Plan shall remain in effect for one year from its adoption date and may continue in effect thereafter if this Plan is approved at least annually by a majority vote of the trustees of the Fund, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

     c). This Plan may be terminated at any time by a majority vote of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Fund or, with respect to a Portfolio, by a vote of a majority of the outstanding voting securities of that Portfolio.

     3. Reports. The person authorized to direct the disposition of monies paid or payable by the Fund pursuant to 'he Plan shall provide, on at least a quarterly basis, a written report to The Fund's Board of Trustees of the amounts expended pursuant to this Plan or any related agreement and the purposes for which such expenditures were made.

     4. Selection of Disinterested Trustees. While this Plan is in effect, the selection and nomination of those trustees who are not interested persons of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 shall be committed to the discretion of the trustees then in office who are not interested persons of the Fund.

     5. Effect of Plan. This Plan shall not obligate the Fund or any other person to enter into an agreement with any particular person.

     6. Amendment. This Plan may not be amended to increase materially the amount authorized in paragraph l(b) hereof to be spent for distribution without approval by a vote of the majority of the outstanding securities of the Fund or, with respect to a Portfolio, by a vote of a majority of the outstanding voting securities of the Portfolio. All material amendments to this Plan must be approved by a majority vote of the Board of Trustees of the Fund, and of the Qualified Trustees, cast in person at a meeting called for the purpose of voting thereon.




As  amended  by  Shareholders
on  September  28,  1990

                         Calvert Social Investment Fund
                              Technology Portfolio

                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1
                    UNDER THE INVESTMENT COMPANY ACT OF 1940



Class A Distribution Plan expenses incurred by the Portfolio, pursuant to this Plan may not exceed, on an annual basis, 0.25%, of the Portfolio's Class A average daily net assets.





Restated  September  2000

                           THE CALVERT GROUP OF FUNDS

                         Rule 18f-3 Multiple Class Plan
                    Under the Investment Company Act of 1940


     Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that an investment company desiring to offer multiple classes of shares pursuant to the Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Any material amendment to the plan must be approved by the investment company's Board of Trustees/Directors, including a majority of the disinterested Board members, who must find that the plan is in the best interests of each class individually and the investment company as a whole.

     This Rule 18f-3 Multiple Class Plan ("Plan") shall apply to those funds in the Calvert Group of Funds listed in Exhibit I (each a "Fund" and collectively, "Funds") and to any future fund for which this Plan has been approved in accordance with the above paragraph.

     The provisions of this Plan are severable for each Fund or Series thereof ("Series") or Class, and whenever action is to be taken with respect to this Plan, that action must be taken separately for each Fund, Series or Class affected by the matter.

1. Class Designation. A Fund may offer shares designated Class A, Class B, Class C , Class I, and for certain money market portfolios, Class O and Class T.

2. Differences in Availability. Class A, Class B, Class C, and Class O shares shall each be available through the same distribution channels, except that (a) Class B shares may not be available through some dealers and are not available for purchases of $500,000 or more, (b) Class B shares of Calvert First Government Money Market Fund are available only through exchange from Class B or Class C shares of another Calvert Fund, and (c) Class C shares may not be available through some dealers and are not available for purchases of $1 million or more. Class I shares are generally available only directly from Calvert Group and not through dealers, and each Class I shareholder must maintain a $1 million minimum account balance. Class T shares are only available through certain dealers.

3. Differences in Services. The services offered to shareholders of each Class shall be substantially the same, except that the Rights of Accumulation, Letters of Intent and Reinvestment Privileges shall be available only to holders of Class A shares. Class I purchases and redemptions may only be made by bank wire. Class T shares have limited services by Calvert, rather the services to shareholders are provided by the dealer offering the Class T shares.

4. Differences in Distribution Arrangements. Class A shares shall be offered with a front-end sales charge, as such term is defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. The amount of the sales charge on Class A shares is set forth at Exhibit II. Sales of Class A shares of $1 million or more sold at NAV shall be subject to a 1.00% contingent deferred sales charge ("CDSC") if the shares are redeemed within one year of purchase. Class A shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class A shares, as set forth at Exhibit II, are used to pay the Fund's principal underwriter for distributing and or providing services to the Fund's Class A shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class A.

     Class B shares shall be offered with a CDSC and no front-end sales charge. The amount of the CDSC on Class B shares is set forth at Exhibit II. Class B shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class B shares, as set forth at Exhibit II, are used to pay each Fund's principal underwriter for distributing and or providing services to the Fund's Class B shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class B.

     Class C shares shall not be subject to a front-end sales charge, but shall be subject to a 1.00% CDSC if the shares are redeemed within one year of purchase. Class C shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class C shares are set forth at Exhibit II. The Class C Distribution Plan pays each applicable Fund's principal underwriter for distributing and or providing services to such Fund's Class C shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class C.

     Class I and Class O shares shall be subject to neither a front-end sales charge, nor a CDSC, nor are they subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

Class T shares shall be subject to neither a front-end sales charge, nor a CDSC, but they are subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

5. Expense Allocation. The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) Distribution Plan fees; (b) transfer agent and shareholder servicing fees; (c) administrative service fees; and (e) certain state registration fees.

6. Conversion Features. Class B shares shall be subject to an automatic conversion feature into Class A shares after they have been held for that number of years set forth in Exhibit II. Class A, Class C ,Class I, Class O, and Class T are not subject to automatic conversion.

7. Exchange Privileges. Class A shares shall be exchangeable only for: (a) Class A shares of other funds managed or administered by the Calvert Group; (b) shares of funds managed or administered by the Calvert Group which do not have separate share classes; and (c) shares of certain other funds specified from time to time.

     Class B shares shall be exchangeable only for: (a) Class B shares of other funds managed or administered by the Calvert Group; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

     Class C shares shall be exchangeable only for: (a) Class C shares of other funds managed or administered by the Calvert Group and Class B shares of Calvert First Government Money Market Fund; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

     Class I shares shall be exchangeable only for: (a) Class I shares of other funds managed or administered by the Calvert Group; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

     Class T shares shall be exchangeable only for: (a) Class T shares of other funds managed or administered by the Calvert Group; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

                                    Exhibit I

The  Calvert  Fund

Calvert  Tax-Free  Reserves

Calvert  Municipal  Fund,  Inc.

Calvert  Social  Investment  Fund

Calvert  World  Values  Fund,  Inc.

Calvert  New  World  Fund,  Inc.

First  Variable  Rate  Fund

Calvert  Social  Index  Series,  Inc.

Calvert  Impact  Fund,  Inc.

Dated:  September  2000

                                   Exhibit II

Calvert  Social  Investment  Fund  (CSIF)

                                     Maximum     Maximum     Maximum
                                    Class  A     Class  A     Class  C
                                   Front-End     12b-1  Fee     12b-1Fee
                                 Sales  Charge
CSIF  Balanced                          4.75%        0.35%        1.00%

CSIF  Equity                            4.75%        0.35%        1.00%

CSIF  Managed  Index                    4.75%         0.25%       1.00%

CSIF  Bond                              3.75%         0.35%       1.00%

CSIF  Technology                        4.75%         0.25%       1.00%

                                  Balanced,
Class B                           Equity, and                       Maximum
Contingent Deferred Sales Charge Managed Index,  Technology Bond   12b-1 Fee
Shares held less than one year after purchase
                                         5%                   4%       1.00%

More than one year but less than two     4%                   3%

More than two years but less than three  4%                   2%

More than three years but less than four 3%                   1%

More than four years but less than five  2%

More than five years but less than six   1%

Converts  to  Class  A  after            8 yrs.              6 yrs.

                                   Exhibit II

Calvert  Tax-Free  Reserves  (CTFR)

                    Maximum     Maximum       Maximum      Maximum
                   Class  A     Class  A     Class  C     Class  T
                  Front-End    12b-1 Fee     12b-1Fee     12b-1  Fee
               Sales  Charge

CTFR  Money  Market     N/A          N/A          N/A          0.25%

CTFR  Long-Term        3.75%        0.35%        1.00%

CTFR  Vermont          3.75%          N/A        1.00%


                                          Long-Term        Maximum
Class B                                       and          Class B
Contingent  Deferred  Sales  Charge         Vermont     12b-1  Fee
Shares held less than one year after purchase     4%         1.00%

More  than  one  year  but  less  than  two       3%

More  than  two  years  but  less  than  three    2%

More  than  three  years  but  less  than  four   1%

Converts  to  Class  A  after                    6 yrs.

                                   Exhibit II

Calvert  Municipal  Fund,  Inc.  (CMF)

                           Maximum         Maximum         Maximum
                          Class A          Class A         Class C
                        Front-End        12b-1 Fee        12b-1Fee
                        Sales Charge
National  Intermediate       2.75%           0.25%             N/A

California  Intermediate     2.75%           0.25%             N/A

                                                           Maximum
Class  B                                                   Class B
Contingent  Deferred  Sales  Charge            CMF       12b-1 Fee
Shares held less than one year after purchase   3%           1.00%

More  than  one  year  but  less  than  two     2%

More  than  two  years  but  less  than  three  2%

More than three years but less than four        1%

Converts  to  Class  A  after                  4 yrs.

                                   Exhibit II

The Calvert Fund

                                 Maximum     Maximum        Maximum
                                 Class A     Class A        Class C
                               Front-End     12b-1 Fee     12b-1Fee
                             Sales Charge

New  Vision  Small  Cap             4.75%       0.25%         1.00%

Calvert  Income  Fund               3.75%       0.50%         1.00%


                                                                   Maximum
Class  B                                                           Class B
Contingent Deferred Sales Charge New Vision Income 12b-1 Fee Shares held less than one year after purchase
                                             5%          4%          1.00%

More than one year but less than two         4%          3%

More than two years but less than three      4%          2%

More than three years but less than four     3%          1%

More than four years but less than five     2%

More than five years but less than six      1%

Converts  to  Class  A  after               8 yrs.      6 yrs.

                                   Exhibit II

Calvert  World  Values  Fund,  Inc.  (CWVF)

                           Maximum         Maximum         Maximum
                           Class A         Class A         Class C
                         Front-End       12b-1 Fee        12b-1Fee
                        Sales Charge
International  Equity         4.75%           0.35%          1.00%

Capital  Accumulation         4.75%           0.35%          1.00%


                                                           Maximum
Class  B                                                   Class B
Contingent  Deferred  Sales  Charge             CWVF     12b-1 Fee
Shares held less than one year after purchase     5%         1.00%

More  than  one  year  but  less  than  two       4%

More  than  two  years  but  less  than  three    4%

More  than  three  years  but  less  than  four   3%

More  than  four  years  but  less  than  five    2%

More  than  five  years  but  less  than  six     1%

Converts  to  Class  A  after                     8 yrs.

                                   Exhibit II

Calvert  New  World  Fund,  Inc.  (CNWF)

                            Maximum       Maximum          Maximum
                            Class A       Class A          Class C
                          Front-End     12b-1 Fee         12b-1Fee
                         Sales Charge
Calvert  New  Africa           4.75%         0.25%           1.00%


                                                           Maximum
Class  B                                                   Class B
Contingent  Deferred  Sales  Charge            CNWF      12b-1 Fee
Shares  held  less  than  one  year  after  purchase     5%     1.00%

More  than  one  year  but  less  than  two      4%

More  than  two  years  but  less  than  three   4%

More than three years but less than four         3%

More than four years but less than five          2%

More  than  five  years  but  less  than  six    1%

Converts  to  Class  A  after                   8 yrs.

                                   Exhibit II

First  Variable  Rate  Fund  (FVRF)

                               Maximum     Maximum     Maximum     Maximum
                               Class A     Class A     Class C     Class T
                             Front-End   12b-1 Fee   12b-1 Fee   12b-1 Fee
                            Sales Charge
First  Government
Money  Market                      N/A         N/A        1.00%      0.25%


                                                                   Maximum
Class  B                                                           Class B
Contingent  Deferred  Sales  Charge                              12b-1 Fee
CDSC  of  original  Class  B  Fund  purchased                        1.00%
is applied upon redemption from Class B of Calvert First Government Money Market Fund.

Conversion  period  of  original  Class  B  Fund  purchased  is  applied.

                                   Exhibit II

Calvert  Social  Index  Series,  Inc.  (CSIS)

                                 Maximum     Maximum        Maximum
                                 Class A     Class A        Class C
                               Front-End     12b-1 Fee    12b-1 Fee
                               Sales Charge
Calvert  Social  Index  Fund        4.75%       0.25%         1.00%




Class  B                                                    Maximum
Contingent  Deferred  Sales  Charge                       12b-1 Fee
Shares held less than one year after purchase     5%          1.00%

More  than  one  year  but  less  than  two       4%

More  than  two  years  but  less  than  three    4%

More  than  three  years  but  less  than  four   3%

More  than  four  years  but  less  than  five    2%

More  than  five  years  but  less  than  six     1%

Converts  to  Class  A  after                   8 yrs.

                                   Exhibit II

Calvert  Impact  Fund,  Inc.  (CIF)

                           Maximum        Maximum          Maximum
                           Class A        Class A          Class C
                         Front-End      12b-1 Fee        12b-1 Fee
                       Sales Charge
Calvert Large Cap Growth Fund  4.75%         0.25%           1.00%


Class  B                                                   Maximum
Contingent  Deferred  Sales  Charge                      12b-1 Fee
Shares held less than one year after purchase   5%           1.00%

More than one year but less than two            4%

More than two years but less than three         4%

More than three years but less than four        3%

More than four years but less than five         2%

More  than  five  years  but  less  than  six   1%

Converts  to  Class  A  after                  6 yrs.


Dated:  September  2000